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                            ARMY AND AIR FORCE EXCHANGE SERVICE
                                    NEGOTIATED CONTRACT

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ISSUED BY                              CONTRACT NO.                   CONTRACT CONTROL NO.
Army & Air Force Exchange Service      01-001-05-02                   (If applicable)
SD-V, Telecommunications               -------------------------------------------------------
3911 S Walton Walker                   AMOUNT                         TYPE OF ITEM/SERVICE
Blvd Dallas, TX 75234                  [ ]Actual $36,000,000.00       Residential Voice, Data
TELEPHONE NO. 214-312-4646             [X]Estimated                   and Video Svs. Kunsan
----------------------------------------------------------------------------------------------

1. Contractor agrees to provide the Items/services at the prices set out and in accordance with the terms of this contract.

2. A copy of this contract consisting of the provisions identified in the Contents paragraph of the attached Schedule, signed by the contracting officer and approved when required In accordance with applicable AAFES regulations mailed or otherwise furnished to the contractor will constitute award of the binding contract

3 In the event of an inconsistency between the provisions of this contract as identified in the Contents paragraph of the attached Schedule, the inconsistency shall be resolved by giving precedence in the following order (a) the Schedule,
(b) General Provisions, (c) other provisions of the contract, whether
Incorporated by reference or otherwise Id) the Specifications, and (e) the
Drawings.
--------------------------------------------------------------------------------
                                   CONTRACTOR
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CONTRACTOR REPRESENTS (Check appropriate boxes)

   1. a That it [ ] is [X] is not a manufacturer or producer of: [ ] is [X] is not a regular dealer in; the items provided [Commodity contracts only)
          OR
       b That it [X] is [ ] is not principally engaged in furnishing of services of the type called for herein (Service contracts only)

   2. That it operates as an [ ] Individual [ ] Partnership [X] Corporation, incorporated in the State (Country if outside US) of ___________________.

   3.  That it [X] is [ ] is not a small business.

   4. That It [ ] is [X] is not a minority business enterprise (see definition below).*

   5.  That it [ ] is [X] is not a women-owned business (see definition below).


         *Check a block for all contracts to be performed in the United States, its possessions and Puerto Rico.

         The term "minority business" means a business concern (1) which is at least 51 per cent owned by minority group members, or in the case of any publicly owned business, at least 51 per cent of the stock of which is owned by one or more minority group members, and (2) whose management and daily business operations are controlled by one or more such minority group members For purpose of this definition minority group members include Black Americans. Hispanic
Americans, Asian-Pacific Americans, Asian-Indian Americans, and Native Americans
(such as American Indians, Eskimos, Aleuts and native Hawaiian*)

         The term "women-owned business" means a business that is at least 51 per cent owned by a woman or women who also control and operate it. "Control" in this context means exercising the power to make policy decisions. "Operate" in this context means being actively involved in the day-to-day management.

   6.  That an owner or officer of the firm or the firm or a related firm
       [ ] has [X] has not been convicted of a felony related to a business transaction.

   7.  That an owner or officer of the firm or the firm or a related firm
       [ ] has [X] has not been suspended or debarred.

   8. That the person signing this contract is an individual having the authority to obligate the firm contractually.

   9.  That the information provided is full, accurate and complete For breach of this warranty, AAFES may terminate this contract and all other AAFES contracts for default.
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FULL NAME AND BUSINESS ADDRESS OF CONTRACTOR   TELEPHONE NUMBER:          FAX NUMBER:
(Street, City & Zip Code or Country)            (509) 289-9255             (801) 730-4734
HomeNet Communications                         ---------------------------------------------------------------------
5252 North Edgewood Drive Suite 310            E-MAIL:
Provo, UT 84604                                    mdevine@gohomenet.net
                                               ---------------------------------------------------------------------
                                               SIGNATURE OF PERSON AUTHORIZED TO SIGN CONTRACT        DATE

                                                  /s/ Michael W. Devine                               24 Feb 05
---------------------------------------------------------------------------------------------------------------------
TIN NO.            DUNS NO.                    TYPED OR PRINTED NAME AND TITLE
91-2133121         11-868-8360                  Michael W. Devine President, CFO
---------------------------------------------------------------------------------------------------------------------
                                               CONTRACTING OFFICER
---------------------------------------------------------------------------------------------------------------------
SIGNATURE                                 TYPED NAME                                                   DATE OF AWARD
                                          Yvonne Finch
/s/ Yvonne Finch                          Contracting Officer, Army & Air Force Exchange Service       25 Feb 05
---------------------------------------------------------------------------------------------------------------------

 AAFES FORM 4450-032 (REV JAN 98) (Prev Edition Usable)
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                                                Negotiated Contract 01-001-05-02

                                    SCHEDULE

1. General: This is a negotiated contract for the provision of HomeNet
Communications Inc. to construct, operate, and maintain an integrated IP fiber-to-the-Home (FTTH) IP network to deliver voice, video and data and other emerging technologies as they become available in the marketplace. The terms, conditions, specific location(s) and scope of service is outlined in Exhibit F, Terms & Deliverables and made part of this contract.

It is understood that the delivery of service is contingent upon acceptance of the proof of concept and project briefing to Kunsan AB command and the Pacific
AF command in Hawaii. If the proof of concept is not accepted, this contract will be terminated in whole at no cost to AAFES or the government.

2. Contents: This contract consists of AAFES Form 4450-32, "Negotiated
Contract", and the following:

a. This Schedule consisting of 3 pages.

b. Exhibit A: General Provisions, Contract for Services consisting of 8 pages.

c. Exhibit B: Labor Provisions, consisting of 1 pages.

d. Exhibit C: Fee Schedule, consisting of 2 pages.

e. Exhibit D: Insurance, consisting of 2 pages.

f. Exhibit E: Performance & Equipment Specifications, consisting of 5 pages.

g. Exhibit F: Terms and Deliverables, consisting of 1 page and attachments.

h. Exhibit G: ROK Taxes, consisting of 1 page.

i. Exhibit H: Certificate For Tax Exemption, consisting of 3 pages. 3.

Phase-Out/Changeover Period:

         a. The 120 day period following expiration of the contract is a phase-out/changeover period during which time HomeNet Communications Inc. will continue operations to correspond with a phase-in of the following contract, as directed by the contracting officer, to provide continuity of service.

         b. Upon the request of the contracting officer, HomeNet Communications
Inc. must remove all switching equipment and cease to market (make widely and readily available) all telecommunication services offered under this contract within the 120 days phase-out/changeover period as approved by the contracting officer. AAFES shall have the first option to purchase equipment and facilities.

4. Business Permit: HomeNet Communication Inc. certifies by submission of proposal, and/or acceptance of a contract that he will obtain all necessary permits and licenses relative to operating in the country in which contract will be performed prior to contract performance. The burden of determining applicability of host country business requirements is strictly HomeNet
Communications Inc. responsibility and will not give rise to any claim against AAFES or a basis for adjusting terms and conditions of the contract.

5. Conflict of AAFES Contract and Host Country Laws, Rules, Regulations, and
Codes: HomeNet Communications, Inc. and its sub-contractors shall ensure that all service offered under this contract comply with all applicable host country laws, rules, regulations and codes. HomeNet Communications, Inc. must also


                            Kunsan Telecommunications                     PAGE 1
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                                                Negotiated Contract 01-001-05-02


indemnify AAFES and the Air Force from any violations of host country laws, rules, regulations and codes and any claims of patent, trademark, service mark or copyright infringement by third parties.

6. Activity: AAFES grants HomeNet Communications Inc. a nonexclusive concession to operate the Services outlined in this contract, however, AAFES will not contract to provide the services covered under this contract during the period of the contract. This excludes existing and future national or worldwide contract and services sold through our retail stores. The assignment of space for concession is a revocable license, not a tenancy.

         a.AAFES or the Air Force makes no warranty or representation, express or implied of Services sold by HomeNet Communications Inc are not restricted from competition on the base and shall have no liability or obligation to HomeNet Communications Inc. in connection with allowing telephone or Internet or television providers, to have access to the Residents on the base. Residents may select a service provider of their choice for their telecommunications services.

         b.HomeNet Communications Inc. will be positioned and marketed within the AAFES marketing channels as the provider of choice for telephone, data and video services to all Residents. HomeNet Communications Inc. understands and agrees that AAFES will continue to market telecommunication services in AAFES national telecommunication contracts.

         c.If premises furnished by or through AAFES are destroyed either in whole or in substantial part, so as to significantly hinder or prevent normal operations by HomeNet Communications Inc., by acts of God (such as, but not limited to, fire, flood, hurricane, unusually severe weather conditions) or unusual occurrence, AAFES nor the Air Force will not be responsible to HomeNet
Communications Inc. for repair/restoration of the premises, lost income, sales, or lost profits, damage to HomeNet Communications Inc. property, employee salaries, or any consequential costs incurred, or be obligated to relocate
HomeNet Communications Inc.. HomeNet Communications Inc. should consider obtaining business insurance to cover risks to its property.

         d. During the contract period, the contracting officer may require
HomeNet Communications Inc. to relocate from retail space provided by AAFES to better meet AAFES needs or those of the base, as determined by the contracting officer. HomeNet Communications Inc. will be given advance notice. AAFES or the Air Force will not be liable for lost income, profit and/or salaries associated with relocating.

7. Facilities/Maintenance: HomeNet Communications Inc. investment for buildings will only be required in those locations where suitable retail space cannot be secured. AAFES will maintain AAFES furnished premises (retail sales outlet) including ordinary running repairs. HomeNet Communications Inc. will be liable for damage to the premises resulting from acts or omissions of HomeNet
Communications Inc., its employees, or agents. AAFES may inspect the premises at any time. HomeNet Communications Inc. will keep the premises clean, orderly, secure, and sanitary. HomeNet Communications Inc. will comply with the base/exchange fire, safety and security regulations and applicable health and sanitation and environmental protection regulations.

8. Prohibited Activities: HomeNet Communications Inc. will take no actions counter to the purpose of this contract or which have the effect of diverting sales from the base activity to HomeNet Communications Inc. commercial business activities. Facilities will not be used for performance or support of other
AAFES contracts or commercial business activities.

9. Authorized Customers: HomeNet Communications Inc. will sell service or merchandise under this contract only to personnel authorized to use AAFES facilities.

10. Customer Complaints and Claims: HomeNet Communications Inc. will adhere to
AAFES' policy of customer satisfaction guaranteed. All customer complaints and claims will be resolved at HomeNet Communications Inc. expense. Any disagreement that cannot be resolved between HomeNet Communications Inc. and the customer will be decided by the contracting officer, whose decision will be final and not subject to


                            Kunsan Telecommunications                     PAGE 2
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                                                Negotiated Contract 01-001-05-02

the Disputes clause. If HomeNet Communications Inc. fails to process complaints and claims timely, AAFES may, in addition to other rights and remedies available under this contract, settle customer complaints and claims and charge them to HomeNet Communications Inc.

11. Utilities: AAFES will pay for all utilities, to include heat, power, water, and sewage service, at AAFES furnished retail sales outlets unless otherwise provided in the contract. AAFES will not be liable for losses caused by interruptions of utility service. HomeNet Communications Inc. will pay for connecting and disconnecting utilities to HomeNet Communications Inc. furnished equipment.

12. Internal Controls: HomeNet Communications Inc. will keep a complete and accurate accounting of all transactions including, but not limited to, customer billing, facility sales, organization sales, etc. Customer billing will be in accordance with industry standards.

         a. The AAFES contracting officer, or any person designated by the contracting officer, may conduct inspections to ensure compliance by HomeNet
Communications Inc. with all provisions of this contract. This includes visiting the HomeNet Communications Inc. computer operations center, or other appropriate facility, to inspect electronic reporting activities such as record keeping determining integrity of results reporting. HomeNet Communications Inc. must agree to provide access to all necessary records, files, personnel, equipment and other information or resources deemed necessary by AAFES to satisfactorily complete its review. Reasonable notice will be provided to HomeNet
Communications Inc. in advance of AAFES audit activities.

         b. HomeNet Communications Inc. is liable and will pay AAFES for losses under this contract detected by surveillance or otherwise discovered or incurred.

13. Taxes: HomeNet Communications Inc. is responsible for determining the applicability of and for payment of all federal, state, local or host country taxes taxes applicable to the property, income, and transactions of HomeNet
Communications Inc. If required by applicable laws and regulations, HomeNet
Communications Inc. will collect and remit sales taxes to the appropriate authority.

14. Employees: HomeNet Communications Inc. will discontinue the use of any employee for performance of this contract upon written notice from the contracting officer that the individual is not (or no longer) acceptable for performance under this contract.

15. Insurance: HomeNet Communications Inc. will maintain in full force and effect, during the contract, at least the insurance coverage in the Insurance
Requirement Exhibit. HomeNet Communications Inc. will be liable for damage, loss or injury to property or persons resulting from acts or omissions of HomeNet
Communications Inc. employees or agents, whether or not covered by required insurance.

16. Refunds: HomeNet Communications Inc. will be responsible for refunds to customers for customer dissatisfaction with Service(s) or for any overcharges to customers. Should HomeNet Communications Inc. refuse or fail to promptly make any refund of overcharges to a customer, AAFES may make the refund and charge
HomeNet Communications Inc.


                           Kunsan Telecommunications                      PAGE 3
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                                                Negotiated Contract 01-001-05-02





                                    EXHIBIT A
                               GENERAL PROVISIONS
                              Contract for Services
                                  (August 2004)


        1. AUTHORITY TO BIND (JAN 94).
        2. LEGAL STATUS (AUG 92).
        3. PROCUREMENT INTEGRITY (AUG 92).
        4. ORAL REPRESENTATIONS (JAN 94).
        5. MODIFICATIONS AND ADDITIONS (JUN 94).
        6. SUBCONTRACTING (JUN 94).
        7. ASSIGNMENT - SERVICES (DEC 97).
        8. TERMINATION (AUG 04).
        9. PERMITS, LICENSES AND APPLICABLE LAWS (JAN 94).
        10. INDEMNIFY AND HOLD HARMLESS (MAY 89).
        11. DISPUTES (FEB 95).
        12. NON-WAIVER OF DEFAULTS (MAY 89).
        13. ADVERTISEMENTS (MAY 89).
        14. EXAMINATION OF RECORDS (MAR 94).
        15. CONTRACTOR PERSONNEL AND REPRESENTATIVES (JAN 94).
        16. ENVIRONMENTAL PROTECTION (MAR 94).
        17. CONTRACTOR LIABILITY - SERVICES (MAR 94).
        18. DRUG-FREE WORKPLACE (AUG 92).
        19. RESTRICTIONS ON PURCHASES OF FOREIGN GOODS (AUG 95).
        20. YEAR 2000 COMPLIANT (APR 98).
        21. PAYMENT BY ELECTRONIC FUNDS TRANSFER (OCT 98).
        22. PRIVACY ACT (APR 1984)


                           Kunsan Telecommunications                      PAGE 4
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                                                Negotiated Contract 01-001-05-02


                               GENERAL PROVISIONS
                              Contract for Services

1. AUTHORITY TO BIND (JAN 94).

                  a. "Contracting Officer" means a person authorized by the Commander, AAFES to execute and administer contracts, purchase orders, or other agreements on behalf of AAFES. Only contracting officers may waive or change contract terms; impose additional contract requirements; issue cure, show-cause and termination notices; issue claims against contractors, and issue final decisions on contractor claims.

         a. Other AAFES and government officials may be authorized by the contracting officer to perform actions of an administrative nature, forwarding requests for contract changes to the contracting officer; collecting contract payments, and processing routine documents. These officials are not contracting officers, as defined in a. above.

         b. AAFES has no obligation to recognize or accept waivers or changes to this contract that result from the actions of officials other than the contracting officer. Claims based on such actions may be denied. Questions concerning the authority of other AAFES or government officials should be referred to the contracting officer.

2. LEGAL STATUS (AUG 92). The Army and Air Force Exchange Service, including its activities, offices, individual exchanges and overseas exchange systems, is an integral part of the Departments of the Army and Air Force and is a nonappropriated fund instrumentality of the United States Government. AAFES contracts are United States contracts; however, they do not obligate appropriated funds of the United States except for a judgment or a compromise settlement in suits brought under the provisions of the Contract Disputes Act
(41 USC 601-613), in which event AAFES will reimburse the United States
Government (31 USC 1304[c]). (Note: AAFES procurement policy is established by the Department of Defense and the Army and Air Force in DoD Directive 4105.67,
AR 60-10/AFR 147-7, and AR 60-20/AFR 147-14. The Armed Services Procurement Act and Federal Acquisition Regulation do not apply to AAFES due to its status as a nonappropriated fund instrumentality).

3. PROCUREMENT INTEGRITY (AUG 92).

         a. By submission of an offer or performance of this contract, HomeNet
Communications Inc. certifies with respect to this AAFES purchase action:

         (1) that no discussion, offer or promise of future employment or business opportunity has been or will be made to AAFES civilian or military personnel who participated personally and substantially in the purchase action;

         (2) that no offer, promise or gift of any gratuity, entertainment, money, or other thing of value has been or will be made to any AAFES civilian or military personnel or any other employee of the United States Government or member of their family or household;

         (3) that no information proprietary to other offerors or other purchasing information (listing of offerors, prices offered, technical evaluations or rankings, etc.) has been or will be sought, obtained or given to any person not authorized by the contracting officer, until it would be available to the public under AAFES procedures.

         (4) that no person or selling agency has been employed or retained to secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee except bona fide employees or bona fide established commercial selling agencies retained by the or the purpose of securing business.

                            Kunsan Telecommunications                     PAGE 1
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                                                Negotiated Contract 01-001-05-02

         b. HomeNet Communications Inc. certifies that no gratuities
(entertainment, gifts, money, kickbacks or other things of value) were or will be solicited or accepted by the HomeNet Communications Inc., or any person representing HomeNet Communications Inc., from any subcontractor or person representing the subcontractor, for the purpose of obtaining or rewarding favorable treatment in connection with this contract or any subcontract under it.

         c. HomeNet Communications Inc. will report in writing to the Director, Loss Prevention Division, any possible violation of this clause when HomeNet
Communications Inc. has reasonable grounds to believe a violation may have occurred. HomeNet Communications Inc. shall cooperate fully with any federal agency investigation of a possible violation of this clause.

         d. For breach of any of these certifications, AAFES may terminate this contract for default and/or deduct from amounts due under this or other contracts, or charge HomeNet Communications Inc. for, the total value of any contingent fee, gratuity or kickback or other loss to AAFES arising out of the breach.

4. ORAL REPRESENTATIONS (JAN 94). This contract represents the entire agreement of the parties. Any changes or amendments thereto may not be recognized by AAFES unless committed to writing and incorporated by reference into the contract by the contracting officer.

5. MODIFICATIONS AND ADDITIONS (JUN 94). Except as otherwise specifically provided in this contract, all changes, modifications, additions or deletions to this contract must be prepared in writing as formal amendments signed by both parties and approved in accordance with provisions of applicable regulations.

6. SUBCONTRACTING (JUN 94). HomeNet Communications Inc. shall not subcontract any part of the work to be performed without the prior written consent of the contracting officer. Any HomeNet Communications Inc. sub-contractor used in connection with this contract is the agent of the HomeNet Communications Inc.
and not the agent of AAFES.

7. ASSIGNMENT - SERVICES (DEC 97). The Assignment of Claims Acts, 31 U.S.C. 3727 and 41 U.S.C. 15, are not applicable to amounts due under AAFES contracts.
HomeNet Communications Inc. may not assign its rights or delegate its obligations under this contract, and AAFES will neither consent to, nor recognize, any purported assignment. HomeNet Communications Inc. may request permission from the contracting officer to have contract payments forwarded to a third party.

8. TERMINATION (JUN 94). Relative to termination of this contract, it is mutually agreed:

         a. This contract may be terminated in whole or in part by either party immediately upon written notice to the other party in the event of breach of this contract by the other party.

         b. This contract may be terminated in whole or in part by either party for cause upon 120 days notice in writing to the other party.

         c. At the end of the contract term, and should HomeNet Communications
Inc. not win a follow on contract, HomeNet Communications, Inc. shall remove at their expense all uninstalled equipment.


                            Kunsan Telecommunications                     PAGE 2
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                                                Negotiated Contract 01-001-05-02


         d. Upon or within 120 days after the expiration or termination of this contract, the HomeNet Communications Inc. shall, at its sole cost, shall leave any conduits, risers and wiring or cabling located in the ground, walls, ceilings, floors, risers and conduits in its then "as is" condition and properly labeled and in conformance with then applicable laws and codes. This contract is automatically terminated upon the dispatch of written notice to HomeNet
Communications Inc. in the event the exchange is inactivated or the installation at which the exchange is located is inactivated. If this contract covers services to be performed at various exchanges or installations and only one or more of the exchanges or installations are inactivated, then only that portion of the contract being performed at the inactivated exchange or installation is terminated.

9. PERMITS, LICENSES AND APPLICABLE LAWS (JAN 94). HomeNet Communications Inc.
warrants that all necessary permits and licenses have been obtained and that the merchandise, services, supplies, and/or equipment provided under this contract are in compliance with applicable laws.

10. INDEMNIFY AND HOLD HARMLESS (MAY 89).

         a. HomeNet Communications Inc. will indemnify, hold harmless and defend
AAFES and all other agencies and Instrumentalities of the United States, their agents, representatives, employees and customers from any and all suits, judgments and claims, including those established by or pursuant to court decisions, to international agreements, or duly promulgated regulations of the United States Government, and all charges and expenses incident thereto which arise out of any of the following:

         (1) The alleged or established violation or infringement of any patent, copyright or trademark rights asserted by any third party with regard to items or services provided by HomeNet Communications Inc.;

         (2) Loss, damage, or injury alleged or established to have arisen out of or in connection with items or services provided by HomeNet Communications
Inc., unless such loss, damage, or injury was caused by or resulted solely from the acts or omissions of AAFES, its agents, representatives, or employees;

         (3) Any loss, damage, or injury alleged or established to have arisen out of or in connection with any other acts or omissions of HomeNet
Communications Inc..

         b. AAFES will give HomeNet Communications Inc. notice and an opportunity to defend.

11. DISPUTES (FEB 95).

         a. This contract is subject to the Contract Disputes Act of 1978, as amended (41 U.S.C. 601-613). Except as provided in the Act, all disputes arising under or relating to this contract shall be resolved under this clause.

         b. "Claim" as used in this clause means a written demand or written assertion by one of the contracting parties seeking the payment of money in a sum certain or other relief arising under or relating to this contract. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a claim under the Contract Disputes Act.

         c. A claim by HomeNet Communications Inc. shall be made in writing and submitted to the contracting officer for a written decision. A claim by AAFES against HomeNet Communications Inc. shall be made by a written decision by the contracting officer.

         d. For HomeNet Communications Inc. claims exceeding $100,000, HomeNet
Communications Inc. shall submit with the claim a signed certification that:

         (1) The claim is made in good faith;

         (2) Supporting data are accurate and complete to the best of HomeNet
Communications Inc.'s knowledge and belief, and

                           Kunsan Telecommunications                      PAGE 3
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                                                Negotiated Contract 01-001-05-02

         (3) The amount requested accurately reflects the contract adjustment for which HomeNet Communications Inc. believes AAFES is liable.

         e. The claim must be executed by an individual with authority to bind
HomeNet Communications Inc.

         f. The contracting officer will mail or otherwise furnish a written decision in response to a HomeNet Communications Inc. claim, within the time periods specified by law. Such decision will be final and conclusive unless:

         (1) Within 90 calendar days from the date of HomeNet Communications
Inc.'s receipt of the final decision HomeNet Communications Inc. appeals the decision to the Armed Services Board of Contract appeals (ASBCA), or

         (2) Within 12 months from the date of HomeNet Communications Inc.'s receipt of the final decision HomeNet Communications Inc. brings an action in the United States Court of Federal Claims.

         g. Pending final resolution on any request for relief, claim, appeal, or action arising under or relating to this contract, HomeNet Communications
Inc. will proceed diligently with the performance of this contract and will comply with the contracting officer's decisions.

         h. Submission of false claims to AAFES is a violation of federal law and may result in civil and/or criminal penalties. If HomeNet Communications
Inc. cannot support all or part of its claim as a result of fraud or misrepresentation of fact, then in addition to other remedies or penalties provided for by law, HomeNet Communications Inc. will pay AAFES an amount equal to the unsupported part of the claim and all AAFES' costs attributable to reviewing that part of the claim.

12. NON-WAIVER OF DEFAULTS (MAY 89). Any failure by AAFES at any time, or from time to time, to enforce or require strict performance of any terms or conditions of this contract will not constitute waiver thereof and will not affect or impair such terms and conditions in any way or AAFES' right at any time to avail itself of such remedies as it may have for breach or breaches of such terms and conditions.

13. ADVERTISEMENTS (MAY 89). HomeNet Communications Inc. will not represent in any manner, expressly or by implication, that products purchased under this contract are approved or endorsed by any element of the United States
Government. Any advertisement, including cents off coupons, by HomeNet
Communications Inc., which refers to AAFES, will contain a statement that the advertisement was neither paid for nor sponsored, in whole or in part, by AAFES.

14. EXAMINATION OF RECORDS (MAR 94).

         a. This clause is applicable if the amount of this contract exceeds
$10,000 and the contract was entered into by means of negotiation. HomeNet
Communications Inc. agrees that the contracting officer (CO) or CO duly authorized representative shall have the right to examine and audit the books and records of HomeNet Communications Inc. directly pertaining to the contract during the period of the contract and until the expiration of three years after final payment under the contract.

         b. HomeNet Communications Inc. agrees to include clause "a" in all subcontracts hereunder which exceed $10,000.

15. HOMENET COMMUNICATIONS INC. PERSONNEL AND REPRESENTATIVES (JAN 94).

         a. HomeNet Communications Inc. will discontinue the use of any individual for performance of this contract in exchange facilities upon written notice from the contracting officer that the individual is not (or no


                            Kunsan Telecommunications                     PAGE 4
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                                                Negotiated Contract 01-001-05-02

longer) acceptable for performance under this contract. HomeNet Communications
Inc. will not use any such person to perform other AAFES contracts without the prior written consent of the applicable contracting officer.

         b. HomeNet Communications Inc. will not employ for performance in exchange facilities any individual under this contract who has been determined unacceptable for performance under any other AAFES contract without the prior written consent of the contracting officer.

         c. HomeNet Communications Inc. personnel will abide by applicable regulations and directives and conduct themselves so as not to reflect discredit on AAFES.

         d. HomeNet Communications Inc. will not represent itself to be an agent or representative of AAFES, or any other agency or instrumentality of the United
States.

16. ENVIRONMENTAL PROTECTION (MAR 94).

         a. This clause shall apply to any contract in excess of $100,000, and indefinite quantity contracts estimated to exceed $100,000 in one year; however, it shall not apply to use of facilities located outside the United States or to contracts otherwise exempt in accordance with 40 CFR Part 15.

         b. Unless this contract is exempt, by acceptance of this contract, HomeNet Communications Inc. (and, where appropriate, sub-contractors) stipulates:

         (1) that any facility to be utilized in the performance of any nonexempt contract or subcontract is not listed on the EPA List of Violating
Facilities as of the date of contract award;

         (2) its agreement to comply with all requirements of Section 114 of the Air Act and Section 308 of the Water Act relating to inspection, monitoring, entry, reports, and information, as well as all other requirements specified in sections 114 and 308 of the Air Act and the Water Act, respectively, and all regulations and guidelines issued thereunder;

         (3) that as a condition of award of contract, HomeNet Communications
Inc. shall promptly notify the contracting officer of the receipt of any communication from the Director, Office of Federal Activities, U.S.
Environmental Protection Agency, or delegatee, indicating that a facility to be utilized for the contract is under consideration to be listed on the EPA List of Violating Facilities;

         (4) its agreement to include the criteria and requirements in subparagraphs (1) through (4) in every nonexempt subcontract, and to take such actions the Government may direct as a means of enforcing such provisions.

17. HOMENET COMMUNICATIONS INC. LIABILITY - SERVICES (MAR 94).

         a. Except as set out specifically elsewhere in the contract, HomeNet
Communications Inc. will be liable for costs to AAFES and/or other agencies of the United States associated with termination for default as follows: (1)
Incidental damages, including expenses reasonably incurred in connection with repurchase of the service and any other reasonable expense incident to the breach. (2) Consequential damages including, but not limited to, lost fees resulting from lapses in service, unscheduled facility closures, sales declines, lower fees received on repurchase, and injury to person or property proximately resulting from any breach of warranty.

         b. HomeNet Communications Inc. will not be liable for incidental or consequential damages if the failure to perform arises out of causes beyond the control and without the fault or negligence of HomeNet Communications Inc.. Such causes may include, but are not restricted to, acts of God or of the public enemy,

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                                                Negotiated Contract 01-001-05-02


acts of the government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and unusually severe weather; but in every case the failure to perform must be beyond the control and without the fault or negligence of HomeNet Communications
Inc. In such case HomeNet Communications Inc. must provide prompt written notice to the contracting officer; the contracting officer, at his option may accept late, partial or substituted performance, or may terminate the contract in whole or in part effective immediately upon receipt of written notice by HomeNet
Communications Inc..

18. DRUG-FREE WORKPLACE (AUG 92). HomeNet Communications Inc. agrees to make a good faith effort to establish and maintain a drug-free workplace in connection with the performance of this contract. Consistent with the size and organization of its work force, HomeNet Communications Inc. may wish to consider taking the following or other appropriate actions in establishing a drug-free workplace:
publicizing a drug-free workplace policy, initiating an employee drug awareness program or encouraging participation in existing community/installation programs and informing employees of the general availability of drug counseling programs.

19. RESTRICTIONS ON PURCHASES OF FOREIGN GOODS (AUG 95).

         a. HomeNet Communications Inc. will not acquire for use in the performance of this contract any merchandise, equipment, supplies or services originating from, processed in, or transported from or through, the countries prohibited from commerce by the United States Government. A current list of prohibited countries is available from the contracting officer. This restriction shall include merchandise, equipment, supplies or services from any other country that is restricted by law, regulation or executive order at any time during performance of the contract.

         b. HomeNet Communications Inc. agrees to insert the provisions of this clause, including this paragraph, in its subcontracts.

20. YEAR 2000 COMPLIANT (APR 98).

                  b. All computer hardware, software, and firmware products used in the performance of this contract, individually or in combination, must be Year-2000
                           Compliant. Year-2000 Compliant means that the information technology used will accurately process date and date- related data (including, but is not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first century, the years 1999, 2000 and 2001, and all leap year calculations.

                  c. Failure to perform this contract due to the use of information technology that is not Year- 2000
                           Compliant will not be considered to be beyond the control and without the fault or negligence of the HomeNet Communications Inc.. In the event of problems in recognition, calculation, indication of a century, the HomeNet Communications Inc. will promptly make all adjustments necessary, at no cost to AAFES, to ensure that their systems are Year-2000 Compliant.

21. PAYMENT BY ELECTRONIC FUNDS TRANSFER (OCT 98). The following will apply for all payments made by AAFES to HomeNet Communications Inc. under the terms of this contract.

         a. Method of payment.

         (1) All payments by AAFES under this contract shall be made by electronic funds transfer (EFT). The term "EFT" refers to the funds transfer and may also include the payment information transfer.

         (2) If AAFES is unable to release payment by EFT, HomeNet
Communications Inc. agrees to either (I) accept payment by check or some other mutually agreeable method of payment, or (ii) request AAFES to extend the payment due date until such time as AAFES can make payment by EFT.


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                                                Negotiated Contract 01-001-05-02


         b. AAFES shall make payment to HomeNet Communications Inc. using the EFT information provided by HomeNet Communications Inc. In the event that the EFT information changes, the HomeNet Communications Inc. shall be responsible for providing the updated information to AAFES, not less than thirty days prior to the effective date.

         c. If HomeNet Communications Inc.'s EFT information in the AAFES database is incorrect AAFES need not make payment to HomeNet Communications Inc.
under this contract until correct EFT information is entered into the AAFES database; and any invoice shall be deemed not to be a proper invoice for the purpose of prompt payment under this contract.

         d. If HomeNet Communications Inc. has identified multiple payment receiving points in the AAFES database, and HomeNet Communications Inc. has not notified AAFES of the payment receiving point applicable to this contract, AAFES shall make payment to the first payment receiving point listed in the AAFES database.

         e. The payment or disbursing office shall forward to HomeNet
Communications Inc. available payment information. AAFES shall send the payment information to the remittance address contained in the AAFES database.

22. Privacy Act (APR 1984)

(a) HomeNet Communications Inc. agrees to

         (1) Comply with the Privacy Act of 1974 (the Act) and Department of
         Defense rules and regulations issued under the Act in the design, development, or operation of any system of records on individuals to accomplish an agency function when the contract specifically identifies
         --

                  (i) The systems of records; and

                  (ii) The design, development, or operation work that the HomeNet Communications Inc. is to perform;

         (2) Include the Privacy Act notification contained in this contract in every solicitation and resulting subcontract and in every subcontract awarded without a solicitation, when the work statement in the proposed subcontract requires the redesign, development, or operation of a system of records on individuals that is subject to the Act; and

         (3) Include this clause, including this subparagraph (3), in all subcontracts awarded under this contract, which requires the design, development, or operation of such a system of records.

(b) In the event of violations of the Act, a civil action may be brought against AAFES when the violation concerns the design, development, or operation of a system of records on individuals to accomplish an AAFES function, and criminal penalties may be imposed upon the officers or employees of AAFES when the violation concerns the operation of a system of records on individuals to accomplish an AAFES function. For purposes of the Act, when the contract is for the operation of a system of records on individuals to accomplish an AAFES function, HomeNet Communications Inc. is considered to be an employee of AAFES

(c) (1) "Operation of a system of records," as used in this clause, means performance of any of the activities associated with maintaining the system of records, including the collection, use, and dissemination of records.

         (2) "Record," as used in this clause, means any item, collection, or grouping of information about an individual that is maintained by an agency, including, but not limited to, education, financial transactions, medical history, and criminal or employment history and that contains the person's name, or the identifying number, symbol, or other identifying particular assigned to the individual, such as a fingerprint or voiceprint or a photograph.


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                                                Negotiated Contract 01-001-05-02

         (3) "System of records on individuals," as used in this clause, means a group of any records under the control of any agency from which information is retrieved by the name of the individual or by some identifying number, symbol, or other identifying particular assigned to the individual.

(d) The system or systems of records identified for this contract is/are:
The system of records refers to information collected, compiled, and/or utilized to build a customer database for potential and/or current/follow-on services.
Instruments used to collect information in written or electronic formats include, but are not limited to, application for services, verification of credit rating, customer inquiries/comments, data for invoicing current customers, change of address notifications, information used for marketing purposes, etc.

(e) Subcontracting/outsourcing customer data outside CONUS is not acceptable for DoD Operational Security (OPSEC) purposes.


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                                              Negotiated Contract # 01-001-05-02


                                 EXHIBIT B LABOR
                                   PROVISIONS


1. Equal Employment Opportunity/Employment of the Handicapped; During the performance of this contract, HomeNet Communications Inc. agrees insofar as allowed by the laws of the country in which the contract is being performed, to the following:

         a. HomeNet Communications Inc. will not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, age, marital status, or physical or mental handicap of an otherwise qualified person. HomeNet Communications Inc. will take affirmative action to ensure that applicants are employed, and that employees are treated equally during employment without regard to their race, color, religion, sex, national origin, age, marital status, or physical or mental handicap of an otherwise qualified person. Such action shall include but not be limited to the following: employment, upgrading, demotion, transfer, recruitment or recruitment advertising, layoff or termination, rates of pay, or other forms of compensation, selection for training, including apprenticeship. HomeNet
Communications Inc. agrees to post in conspicuous places available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this non-discrimination clause.

         b. HomeNet Communications Inc. will, in solicitation or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, national origin, age, marital status, or physical or mental handicap of an otherwise qualified person.

         c. HomeNet Communications Inc. will send to each labor union or representative of workers with whom he has a collective bargaining agreement or other contract of understanding a notice to be provided by the agency contracting officer, advising the labor union worker's representative of the contractor's commitments under this Equal Employment Opportunity/ Employment of the Handicapped Clause, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

         d. HomeNet Communications Inc. will furnish all information and permit access to his books, records, and accounts by the contracting agency for the purpose of investigation to ascertain compliance with the Equal Employment
Opportunity/Employment of the Handicapped Clause.


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                                              Negotiated Contract # 00-001-05-02



                                     EXHIBIT
                                      C Fee
                                    Schedule

1. HomeNet Communications Inc. will pay AAFES the fee percentages identified in Exhibit F, Terms & Deliverables for the entire term of the contract. Fee will be computed on the total combined gross revenues billed to customers each month for all services and locations covered under this contract.

2. Items exempt from Fee:

      (1) Refunds and credits to customer
      (2) Directory assistance charges that are "pass through"
      (3) Promotions as approved by the contracting officer
      (4) Government Imposed Fees
      (5) Administrative Charges (i.e. late payment penalty, returned check fee)

3.Fee Payment & Settlement Reports:

         a. The reporting period will be by calendar month. Settlement reports and fee payments are due at HQ AAFES on the 25th day of the month following the month of performance. Payments due on Saturday, Sunday or federal holidays will be due the next workday.

         b. If fee payments to AAFES are not made by the due date, HomeNet
Communications Inc. will pay AAFES interest calculated in accordance with the semiannual interest rate determination by the Secretary of the Treasury under authority of the Renegotiation Act for each day the payment is late. This charge will be in addition to other remedies provided by the contract.

         c. Monthly reports should contain at a minimum, the data requested in Exhibit C - Attachment 1.

         d. Settlement reports must be electronically transferred to the below e-mail address on the 25th day of the month following the month of performance.
An additional copy of the settlement report should be provided to the Services
Business Manager at each exchange.

         phonefHes@aafes.com
         faircloth@aafes.com

If electronic copies are not possible due to Internet inoperability, fax or mail the settlement reports to:

                                HQ AAFES
                                ATTN: FA-C/AR
                                P.O. BOX 660202
                                Dallas, Texas 75266-0202

         e. Fee payments must be electronically transferred to:


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                                              Negotiated Contract # 00-001-05-02


                                Wachovia Bank of Georgia
                                Atlanta, GA
                                ABA: 061000010
                                FCT: Army and Air Force Exchange Service
                                ACCT: 15-011-847


         f. HomeNet Communications Inc. will be required to furnish management reports as described in Exhibit F, paragraph 14, Fee to AAFES, showing the aggregate number of lines, minutes of use, number of calls, number of Internet customers, number of television service customers, and HomeNet Communications
Inc.'s sales and the fee to AAFES for each service.


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                                              Negotiated Contract # 01-001-05-02


                                    Exhibit D
                                    Insurance


1. HomeNet Communications Inc. agrees to purchase and maintain at its expense an insurance company or companies acceptable to AAFES the insurance coverage listed herein for the period of this contract, and furnish a certificate of insurance evidencing such insurance to be in effect, no later than ten days after award of contract (and indicating on the certificate of insurance that, in the event of modification, cancellation or nonrenewal, AAFES will be given 30 days prior notice). All liability insurance contracts shall name the United States and AAFES as additional and several insured with respect to claims, demands and expenses arising out of or in connection with any loss, damage or injury resulting from acts or omissions of contractor, its agents, representatives or employees. The certificate of insurance must show the United States and AAFES as additional insured for all liability coverage shown below. This insurance policy will be written on an "occurrence" basis and will include contractual liability.
A policy written on a "claims made" basis is not acceptable.

         (1) Commercial General Liability Insurance with minimum limits as follows:

-------------------------------------------------------------------------------
Any one occurrence, Bodily Injury and Property Damage Combined   $1,000,000
-------------------------------------------------------------------------------
Property & Completed Operations, Per Occurrence                  $1,000,000
-------------------------------------------------------------------------------
General Aggregate Limit, Per Project                             $2,000,000
-------------------------------------------------------------------------------


HomeNet Communications Inc. Protective Liability Insurance in the limits specified in subparagraph "(1)" above.

         (2) Builder's Risk Insurance covering loss or damage from the hazard of fire and from the risks included within Extended Coverage Endorsement. HomeNet
Communications Inc. shall increase the amount of such insurance at periodic intervals so that 100% coverage of the value of materials delivered and labor performed shall be maintained; and certificate of insurance furnished AAFES shall be amended periodically to show such revision.

         a. HomeNet Communications Inc. also agrees to purchase from sources referred to in clause "a" above the following insurance coverage with limits complying with state or military installation requirements, whichever is greater, where the contract is performed:

         (1) Worker's Compensation Employer's Liability Insurance.

         (2) Automobile Bodily Injury and Property Damage Liability for vehicles operated in performance of this contract by HomeNet Communications Inc.'s agents or employees on the military installation, whether or not owned by the contractor.

         b.HomeNet Communications Inc. agrees to require that all subcontractors will purchase and maintain, at their expense in insurance company or companies acceptable to AAFES, the following insurance and furnish AAFES with certificates of insurance, evidencing that required coverage is in effect, no later than 10 days after award of contract and that not less than 30 days prior written notice will be given AAFES in the event of modification, cancellation, or nonrenewal.

         (1) Worker's Compensation and Employer's Liability Insurance with minimum limits specified in subparagraph "b" above.


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                                              Negotiated Contract # 01-001-05-02


         (2) Commercial General Liability Insurance with minimum limits specified in subparagraph "a (1)" above. This insurance policy will be written on an "occurrence" basis. A policy written on a "claims made" basis is not acceptable.

Automobile Bodily Injury and Property Damage Liability Insurance as specified in subparagraph "b (2)" above.


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                                              Negotiated Contract # 01-001-05-02


                                    EXHIBIT E
                     Performance & Equipment Specifications

1. HomeNet Communications Inc. will be responsible to install, own, upgrade and maintain their System and the Facilities necessary for the provision of all Services covered under this contract. HomeNet Communications Inc. will be responsible for providing all services required by this solicitation including sales to the customer, service activation and installation, equipment maintenance and customer service, billing, collections, and management information reports. All items required for each type of service must be furnished at each facility where the services are offered.

2. HomeNet Communications Inc. will be required to furnish the following services in connection with this contract:

         a. Provision of literature to each Resident customer explaining detail how each service works, the rates and charges, billing and payment schedules.

         b. Collection services to permit payment by Residents by check, cash, or credit card.

         c.Responsible for all fraudulent, uncollectible and unbillable transactions. AAFES will bear no responsibility for fraudulent, uncollectible or unbillable Services. Resident will be responsible to pay administrative charges if payment is not received within the required due date. Late fee charges cannot exceed those fee's charged in the local market.

         d.Provide all sales materials, including displays, brochures, etc, to market services to the Residents. The Resident will be notified that their agreement is with the contractor and not AAFES and that resolution of disputes should be with the contractor. Special emphasis will be placed on the term of the contract, the price, features and terms of the service.

         e.Coordinating program policies with AAFES that impact customer accounts, prior to implementing new policies.

         f.Establishing a single point-of-contact for program management with Headquarters AAFES in Dallas, Texas.

         g. Obtaining permission for right-of-way and to gain required permits and licenses to perform the installation, provide the Services, and maintain the technology platform over the term of the contract.

         h. Upgrading or enhancing the technology and delivery platform to accommodate new and emerging features and services over the term of the contract as these services become available in each local market as mutually agreed upon the contracting officer and HomeNet Communications Inc.

         i. Billing and collection for all products and services sold. Bill payment may be mailed or accepted at the on-base sales location. Financial arrangements for services offered is a matter solely between HomeNet
Communications Inc. and the customer.

         j. Ensure that AAFES is indemnified from any financial or legal exposure that may result from any fraudulent calls that may be originated or terminated from equipment or services provided under this contract.


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                                              Negotiated Contract # 01-001-05-02


         k. Reimbursement to Air Force for any construction damage that is associated with the installation of the services.

         1. Provide complete drawings of all installed property, according to the industry standard, showing the locations of all facilities to each base.

         m. Provision of service where service currently does not exist in new buildings.

         n. All customer agreements for voice, video and data services shall give the customer the right to terminate service at any time without penalty and charge to the customer.

         o. Establishing a program that allows suspension of service during periods of involuntary temporary duty for periods of 30 days or more.

         p. Configure satellite dishes to minimize the number required. (E.g.
one dish for multiple family or dormitory buildings or one dish to cover multiple or single family dwellings.)

         q. Install Automated Voice Response system that is available 24 hours a day, 7 days a week and accessible from all locations via a toll free number

         r. Provide an automated electronic billing system for all services offered under this contract. System software must be able generate a subscriber sales report (computer print-out).

         s. Maintenance services 24 hours per day, seven days per week. Any routine out of service calls must be cleared/repaired within the time specified below. Additionally, HomeNet Communications Inc. is responsible for maintenance and repair of all inside and outside wiring for all homes where Services are provided. Service requests taken on major holidays will be cleared the next business day.

         (1) Any out of service request affecting one resident will be restored within 2 business days.

         (2) Any out of service request affecting more than one resident will be restored within 1 business day.

         (3) Major failures affecting more than 10 rooms will be restored within 4 hours.

         (4) Failure to repair and/or restore service within the timelines specified above will result in each affected Resident receiving a credit to their monthly bill of 150% of the outage time period for each Service.

         t. Provide a telephone directory to all residents on the base.

3. AAFES agrees to:

         a. Establish a single point-of-contact (POC) at its headquarters in Dallas, Texas.

         b. Establish a single point-of-contact (POC) at each location where
AAFES for monitoring these programs and assisting in the local marketing efforts.

         c. At HomeNet Communications Inc. option and expense, under conditions mutually agreed to by the parties, cooperate in an effort to provide HomeNet
Communications Inc. information from AAFES check and credit verification files for the sole purpose of HomeNet Communications Inc. reference in considering acceptance of any service agreement and/or purchase.


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                                              Negotiated Contract # 01-001-05-02


         d. AAFES will make available marketing channels including direct mail, tabloid, in-store marketing and AAFES radio at HomeNet Communications Inc. Use of these marketing channels is optional. AAFES will assist with the distribution promotional materials within its stores or other marketing channels.

4. Billing Equipment:

         a. Billing equipment must be provided by HomeNet Communications Inc. at its expense to enable the detailed billing of charges to each individual housing
Residence. Residents may select an individual bill for each of the Services or a multiple billing option..

   b. Statements produced by HomeNet Communicaitons Inc. billing equipment must furnish the following details to each customer. If VoiP is offered, the below details are not required for unlimited calling plans.

         (1) Account number.

         (2) Called number.

         (3) Time of day.

         (4) Place called.

         (5) Date.

         (6) Duration of call.

         (7) Cover sheet which shows monthly service fees, toll charges, enhanced service charges for all services offered to each Resident and any applicable taxes.

5. Construction: HomeNet Communications Inc. shall construct, install, own, a fiber-to-the-home (FTTH) IP infrastructure network and maintain the System and the Facilities necessary for the provision of all Services to the Residents.
Prior to the commencement of any construction and/or installation work, HomeNet
Communications Inc. shall prepare and deliver to the Air Force, the proposed design and technical specifications for approval. HomeNet Communications Inc.
will design the specifications in accordance with the Air Force requirements. No work shall commence until the Air Force has approved the plans. In no event shall the Air Force approval of the plans be deemed a representation that the plans comply with applicable laws, rules or regulations, such responsibility remaining with HomeNet Communication Inc. HomeNet Communication Inc. shall at its sole cost and expense:

         a. perform all such construction in a safe, good and workmanlike manner;

         c. perform all such construction and work in such a way as to avoid, to the fullest extent possible using all commercially reasonably efforts, interference with (1) the provision of any other telecommunications or other services at the Premises by other providers authorized to provide services; and
(2) Resident's use and enjoyment of the Premises;

         d. obtain, prior to the commencement of any construction and work, all necessary federal, state, city, host nation, and base permits, licenses and approvals;

         e. complete all work with dispatch, in compliance with all municipal, federal, state, local and host laws and regulations and rules and regulations of the base and without any mechanics or other liens (and the contractor shall bond or otherwise discharge any such liens within ten (10) days after the contractor receives notice of the lien);

                           Kunsan Telecommunications                      Page 3
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                                              Negotiated Contract # 01-001-05-02


         e. represent that the installation of the HomeNet Communication Inc.
System shall be in compliance with all applicable laws, rules and regulations and;

         f. use licensed and insured contractors that have been approved by AAFES and the Developer, such approval not to be unreasonably withheld or delayed.

         g. On request, HomeNet Communications Inc.will provide a detailed report listing all service calls for the time period specified.

6. Construction and Maintenance Costs. All costs of construction, installation, upgrades and maintenance of HomeNet Communications Inc. System and the Facilities on the Premises shall be paid by HomeNet Communications Inc. to deliver the required Services.

7. Conduit Space and Inside Wiring:

         (a) HomeNet Communications Inc is required to install the conduit to deliver the required Services to all residents. Ownership of the Conduits shall at all times remain with HomeNet Communications Inc. during the term hereof, and is responsible to maintain, replace or repair the Conduits or provide access to alternate conduits at any time.

         (1) HomeNet Communication Inc. will install above ground pedestals and pull boxes as well as any related equipment to provide the Services to the Residents.

         (2) HomeNet Communication Inc. will have rights to existing poles to run the fiberoptic cable. In the event the electrical systems are placed underground, HomeNet Communications Inc. will be required to place all communication systems underground.

         (b) HomeNet Communications Inc. shall, at its own cost and expense, install wire inside each of the single and family Residents in accordance with the "Inside Wiring Specifications" approved by the Air Force. HomeNet
Communications Inc. certifies that the Inside Wiring Specifications are compatible with the voice, high-speed data, and television services provided by the technology.

8. Ownership of contractors System and Facilities. HomeNet Communication Inc.
shall construct, install, own, control, upgrade, and maintain HomeNet
Communications Inc. Systems and the Facilities.

9. Additional requirements: At all times during the term of this contract, including during any installation, construction, alteration, repair or maintenance:

         (a) HomeNet Communications Inc. shall promptly and adequately repair any damage to the Premises caused by HomeNet Communications Inc. and its agents and contractors by restoring the damaged area(s) to the preexisting conditions;

         (b) HomeNet Communications Inc. shall keep detailed records of the location and description of all Facilities/Systems, label all new System wiring and Facilities and shall provide the Air Force with such other related information as requested. HomeNet Communication Inc. shall not during any work or otherwise, block access to or in any way obstruct, interfere with or hinder the operation or use of the streets, sidewalks, entrances, garages, parking areas or other common areas or Resident space. All new construction shall be separate from the Air Forces infrastructure as much as practically possible.

         (c) HomeNet Communication Inc. shall provide all necessary maintenance services for its System and Facilities, and keep the System and Facilities in good working order, repair and condition throughout the term of this contract.


                           Kunsan Telecommunications                      Page 4
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                                              Negotiated Contract # 01-001-05-02

         (d) HomeNet Communication Inc. shall be responsible for all electrical services and electricity as necessary to operate its System and Facilities
(electricity will be furnished at no cost to Homenet Communications Inc), however, Homenet needs to ensure backup power service is available. Homenet
Communication Inc. is responsible to provide such alternate cable routing and redundant switching capability and responsible for all necessary ventilation or air-conditioning of its equipment. AAFES makes no representation that the utilities are adequate for the Homenet Communication Inc. System and Facilities

         (e) HomeNet Communication Inc. shall not install or introduce any hazardous substance or material into the Premises in violation of applicable environmental laws. In the event that any hazardous materials are installed or brought into the Premise by or on behalf of HomeNet Communication Inc., then, at its own cost, cause the removal of same and shall indemnify and hold AAFES and the base harmless from any claim, loss, cost, damage or expense resulting from such hazardous materials installed or brought into the Premises by or on behalf of HomeNet Communication Inc.


                           Kunsan Telecommunications                      Page 5
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                                              Negotiated Contract # 01-001-05-02

                                    Exhibit F
                             Terms and Deliverables


1. Kunsan AB, Korea (February 2005, Attachment 1)







                        Privatized Housing Communicaitons                 Page 1

                                                Negotiated Contract 01-001-05-02



                                  ATTACHMENT 1
                              TERMS & DELIVERABLES
                  ARMY & AIR FORCE INSTALLATIONS/BASES, HAWAII
                               TELECOMMUNICATIONS

1. Contract Period: The contract period will become effective upon the execution of this contract by the contracting officer and shall remain in effect for 15 years with five, one-year options for a maximum contract period of 20 years. Following the initial contract period, AAFES may extend the contract period by mutual agreement between AAFES, the Air Force and HomeNet Communication Inc. No representation that this contract will be extended beyond its original period is binding on AAFES unless sooner terminated according to the Exhibit A, General Provisions, "Termination" (para.8). Annual performance reviews will be conducted to discuss contract objectives.

2. Sales or Unit Potential/Market Penetration Potential: It is estimated that gross sales will average approximately $150,000 per month for all single and family housing Residents. Contractor expressly acknowledges that AAFES makes no guarantee, express or implied concerning the sales estimates contained in this contract. The contractor releases AAFES from any and all liability based on the sales estimates, to include claims from subcontractors.

3. Technology: The services, as more particularly described herein, shall be delivered by HomeNet Communication Inc. to all Residents. HomeNet Communication Inc. shall design, build and maintain at its sole cost and expense, an IP integrated network fiber-to-the-home (FTTH) network solution for the purpose of delivering voice, video data services and other emerging technologies.

HomeNet will perform a site survey and consequently a design for how to provide the new high-speed connectivity to all of the residential facilities. This will include Fiber-Optic Cabling, Free Space-Optics, and Inside Plant Category 5E cabling to support the services. The technology will be dictated by technical requirement, physical attributes, and finally economy.

Where technically and economically feasible, HomeNet intends to utilize Free Space Optic technology to interconnect high occupancy facilities or areas that are hard to reach with Fiber Optic Cabling (i.e. across runways). Free Space Optics is a wireless communications equipment technology that utilizes modulated light (light pulses) as the communication medium through the air. Superficially, it is identical to normal fiber optic data transmission equipment, minus the fiber. FSO is used for point-to-point connectivity utilizing a pair of transceivers aligned towards each other, where the transceiver pair forms a link.

HomeNet Communication Inc. is required to submit the proof of concept/demonstration within 45 days of contract award based on the requirements set forth below. If the proof of concept is accepted by the Air Force, the contracting officer will notify HomeNet Communication Inc to bring the implementation to construct, install and implement the FTTH solution within 5 months.

4. Services: At a minimum, the required Services and Features are:

         a. Video Service: State of the art bundled video services will be provided to include basic channels, standard, premium channels, digital premium services, and video on demand, and high definition entertainment. Two channels will be dedicated for the sole use of the Air Force for the purpose of community announcements and information.

         1. The video service (U.S. content combined with AFN local programming):


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                                                Negotiated Contract 01-001-05-02


         2. 30-40 Channels of legacy analog CATV.
         3. 100+ Channels of IP Video (CATV services delivered via IP packets).
         4. Digital DVD quality video
         5. Dolby Digital (AC3) surround sound
         6. Full functionality (play, pause, FF, etc.)
         7. Video on Demand (DVD quality, 100 streams) via IP, VCR functionality
            7. Subsciption VOD (Starz, Cinemax, HBO, Showtime).
         8. DMX type digital music.
         9. Ability to integrate locally produced content and local events.
         10. Custom program guide (Welcome to Kunsan AB, etc).
         11. Interactive program guide
         12. Emergency pop-up notification to all users by base.
         13. Ability to edit programming
         14. Ability to access library of over 600,000 MP3's

         b. High Speed Internet: Data services will include the standard suite of services currently available to customers at no additional fee. Data services must meet or exceed the speed and performance levels offered in the local market.

          1. Unlimited, always-on Internet, 3Mb/s symmetrical.
          2. 100 Mb/s local transfer rate and guaranteed transfer rates.
          3. Video conferencing capabilities.
          4. HomeNet-USA provided email accounts.
          5. High speed interactive gaming.
          6. Local website hosting capabilities.
          7. Access to on-line degree/distance learning.
          8. Virus detection and quarantine.
          9. Intrusion protection systems.
         10. Ability to offer wireless hotspots and connectivity to support customer requirements.
         11. Parental controls

         c. Voice Services: HomeNet Communication Inc. will install and maintain a full feature telephony service to all residents. Each phone line will be available on a 24-hour basis for lifeline services (911 service) and VOIP will provide CLASS Calling Features identified below. Residents will have the option to select a local or country calling plan or unlimited local and long distance calling plan.

          1. Unlimited U.S./Canada calling.
          2. Flat-rate international calling available in some markets.
          3. Standard U.S. telephone number
          4. Local dial tone (at no charge) and long distance service.
          5. Integrated voice mail with Television.
          6. User administration of services via the web.
             11. Telephony T-l, PRI, etc.
             12. Capability to extend unlimited US/Canada calling to family and friends in the U.S.
          9. Capability to ring all phones (or by building, squadron etc.) at once with recorded message (Recall).
         10. Secure telephone Virtual Private Network to protect the conversations across the Internet.
         11. Calling features such as call forwarding, speed dial, last call return, call waiting with long distance alert, call waiting VIP, remote administration and voice mail.
         12. HomeNet-USA Soft Phone: is a premium SIP-based User Agent with all the features and functionality of a small business phone system. Open standards-based design allows for maximum network interoperation and integration. Advanced controls allow for low-level adjustments and personalization of the SIP Soft phone for each Kunsan AB user. The quick configure option allows for


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                                                Negotiated Contract 01-001-05-02


instant sign-up. Conferencing provides business capabilities to Kunsan AB operators by combining up to seven PSTN & IP connections simultaneously.

    HomeNet-USA Soft phone Features:

        o    Acoustic Echo Cancellation
        o    Message Waiting Indicator
        o    Touch-tones [DTMF]
        o    6 Lines
        o    Line Hold
        o    Line Transfer
        o    Do Not Disturb
        o    Inbound Call 'Ignore'
        o    Inbound Call 'Go to Voicemail'
        o    Call Forwarding URI/URL
        o    Voicemail URL
        o    10 Party Conferencing [IP & PSTN]
        o    Auto-conference
        o    Dial/ Redial/Hang-up
        o    Auto-answer
        o    Dynamic CODEC Selection
        o    Caller ID [SIP ID]
        o    Call Timer
        o    Silence Threshold
        o    Backspace/Clear/Delete
        o    Mute
        o    Microphone & Speakers Levels
        o    Microphone & Speakers Meters
        o    Last Caller-ID
        o    Recent Calls Dialed
        o    Recent Calls Received
        o    Sound Device Selection
        o    Direct IP to IP Calling
        o    New Familiar-looking Menu
        o    Phonebook [Import/Export CSV]
        o    Speed Dial

    HomeNet-USA Soft Phone Benefits

        o    Travels with you wherever you go
        o Easy to install, intuitive user interface & Menu Easy to navigate and configure


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                                                Negotiated Contract 01-001-05-02


            o G.711, G.729a, SPX , iLBC, GSM codecs included [G.729a for X-PRO Mac OS X and Pocket PC is available with a minimum order of 20,000 units.]
            o  NAT/Firewall support
            o  Specify NAT IP to be written in SIP messages
            o  Supports Windows 98se/NT4/ME/2000/XP/Pocket PC
            o  Supports Mac OS X
            o 7 party [PSTN + IP] Tele-Conferencing reduces costs for any business
            o  Multiple Network support reduces technical fuss and expense

         HomeNet SoftPhone is an add-on service. You need to have a HomeNet plan to get HomeNet SoftPhone. Whether customers travel across the globe or just into the next room, carrying on a conversation doesn't have to mean carrying extra equipment. HomeNet SoftPhone is a screen-based interface that works just like a customers telephone keypad. Customers can make a call, receive a call, and pick up voicemails too. Soft Phone also includes Caller ID with Name, Call Forwarding, and more. HomeNet SoftPhone usage is a mobile activity. 911 Dialing is not possible from a customers HomeNet SoftPhone.

         d. Mass notification capabilities including:

            1. Pop up alerts on TV's by organization, building, or individual.
            2. Ticker tape capabilities with local base administration.
            3. Integration of data from local or distant web based information.
            4. Ability to consecutively ring all phones with recorded messages.

5. HomeNet Communication Inc. will design, build and maintain, a virtual customer service site to facilitate ordering and scheduling of all Services offered. The design and operation of this site will be mutually agreed upon by HomeNet Communication Inc. and AAFES.

6. Oil-site Office: HomeNet Communication Inc will be required to have an on-site sales office. The location and hours of operation will mutually agreed upon between HomeNet Communications Inc. and AAFES.

7. Contingency Network Failover Configuration: HomeNet will provide a contingency plan of operations to Kunsan AB by utilizing the network infrastructure deployed for residential voice, video and data services. Interconnectivity between the two autonomous systems will be accomplished between HomeNet external routers and Kunsan AB firewalls. Separate firewall interfaces will provide the capability to deploy specific filtering rules and stateful inspection to traffic that traverses the two separate network entities. Kunsan AB and HomeNet will exchange routing information using the defacto standard Inter-Autonomous System routing protocol, BGPv4. To ensure that return traffic is routed symmetrically, BGP attribute manipulation will be utilized to strip the base AS number and inject the HomeNet AS number. BGP relationships and filtering will need to be coordinated between HomeNet and DISA to ensure successful bidirectional IP forwarding is achieved. If encryption is required, a FIPS 140-2 compliant algorithm will be used between HomeNet and Kunsan AB.

8. Prices: HomeNet Communication Inc. will offer bundled and unbundled pricing options offering Resident's a savings when selecting two or more Services. Pricing must remain competitive within the local market and any price changes must be coordinated and approved by the contracting officer.


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                                                Negotiated Contract 01-001-05-02

         a.Market surveys will be conducted as the market dictates or as requested by the Contracting Officer or its representative(s). Market surveys will reflect regular non-promotional prices and/or service features from other providers. Market surveys will be conducted by reviewing local providers for like services offered in the local area. Like services are defined as local, long distance, high speed Internet and video services and other emerging technologies as amended to this contract. Pricing and/or service feature discrepancies will be elevated to HomeNet Communication Inc. who in turn will notify the contracting officer of steps to be taken to bring pricing and/or service features in line with the market survey findings.

         b.No fees or deposits will be charged with the exception of a reconnection fee for non-payment of Services(s) and administrative charges such as late payment fees and return check fees. Customary fees and charges will be waived for those Residents that are deployed or TDY for more than 60 days.

         c.Payment of Services by the Residents to HomeNet Communication Inc. can be made by a credit card, automatic bank debit, checks and cash. Residents can either submit payments online, through the on-site retail office or by mail.

Bundled Plans

         HomeNet Triple Play (High Speed Internet / Digital TV / Telephone)

         Option 1 - $109.99
         1.5 Mbps Internet, Digital TV with 55 channels, Telephone with unlimited US & Canada

         Option 2--$114.99
         5 Mbps Internet, Digital TV with 80+ channels, Telephone with unlimited US & Canada

         Option 3 --$139.99
         10 Mbps Internet, Digital TV with 80+ channels+ HBO, Telephone with unlimited local, US/ Canada calling

         HomeNet Double Play (High Speed Internet / Telephone)

         Option 1 - $74.99
         1.5 Mbps Internet, Telephone with unlimited calling to US & Canada

         Option 2 -- $81.99
         5 Mbps Internet, Telephone with unlimited calling to US and Canada

         HomeNet Double Play (High Speed Internet / Digital TV)

         Option 1 - $69.99
         1.5 Mbps Internet, 55 channels digital TV

Unbundled Plans

         Ultra High Speed Internet Features:

         Five HomeNet email accounts (HomeNet-USA.com domain) Symmetrical data speeds (data upload and download speeds are the same) Parental Controls

         1.5 Mbps Service: $39.99 3 Mbps Service: $49.99 5 Mbps Service: $69.99

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                                                Negotiated Contract 01-001-05-02

Digital TV

         Features

         Over 80 pure digital programming channels available Online program guide & parental controls Local Channels/AFN included Video on Demand
         (VOD) and Premium Movie packages available

         Basic (80+ channels) $49.99

         US Based HBO The Works $14.99, (On-Demand) US Based
         Show Time Unlimited $13.99, (On-Demand) US Based Star
         Encore Super Pak $11.99 (On-Demand) US Based Cinemax
         $11.99 (On-Demand)

         HomeNet Family Package (HBO Family, Starz Family, Starz Kids, ShowTime Family) $39.99 (On-Demand)

         New Release Video on-Demand $3.99 per movie

         Additional Set Top Boxes
         One set top box for video comes with each subscription, each additional set top box (Needed for additional televisions) $3.00/month

Voice:

Unlimited local calling that includes U.S. and Canada, service includes caller ID, call waiting, and voice mail. Service works with customers existing touch-tone telephone equipment. Basic $34.99

         Unlimited calling to Asia Pacific or Western Europe* add $15.00 Unlimited calling to Mexico* add $31.00 Any 5 additional calling features $9.99

         HomeNet Soft Phone

         HomeNet Only Calling $2.99
         Unlimited US and Canada
         $16.99

         Friends and Family HomeNet VoIP

         This includes a device to convert existing telephones to VoIP technology Unlimited US and Canada $29.99 ** Broadband connectivity is required for this option.

Public Wireless LAN:

         Daily Access Account
              1 day of unlimited
                 access $5.99/Day


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                                                Negotiated Contract 01-001-05-02

         Monthly Access Account
              1 month of unlimited access 1 HomeNet email account with 10MB of storage $19.99/Month

9. Upon execution of a Service Order between HomeNet Communication Inc. and a Resident, such Resident shall become a Customer of HomeNet Communication Inc. and shall provide Services to such Customer. HomeNet Communication Inc. will directly invoice Customer and will assume all billing and collection responsibilities for the Services provided. AAFES shall have no right or obligation to bill or collect any payments from Customers or potential Customers for Services provided or to be provided hereunder.

10. Plan and Specifications: HomeNet Communications Inc. will provide final drawings and specifications to the Air Force electronically and in hard copy in the format and date specified by the Air Force for review and approval.

11. Fee to AAFES: HomeNet Communication Inc. will pay AAFES the fee percentages set forth below. The fee for performance after the 15 years is set forth below, however, the contracting officer reserves the right to renegotiate the fee in conjunction with the extension of the contract period beyond 15 years.


Year             Fee

 0-10             7%
11-15             9%



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                                                Negotiated Contract 01-001-05-02

                                    EXHIBIT G
                                   ROK TAXES


TAXES:

1. The Status of Forces Agreement between the Republic of Korea and United States exempts the US Forces, including Korea Area Exchange, from paying any and all ROK taxes; including commodity, traffic, petroleum, electricity, gas, and business taxes plus all other taxes found to constitute a significant and readily identifiable part of the gross purchase price of materials, supplies, equipment, and services. Also, the SOFA excludes USFK including Korea Area Exchange from payment of customs tax on items imported specifically for the USFK contract.

2. The following listed taxes are exempted from Korean taxes for items or services used on this contract:

         a. Value Added Taxed Items: This clause is in implementation of Article XVI of the Status of Forces Agreement between the Republic of Korea and the United States granting contractors exemption from Republic of Korea Value Added Taxes. At the time this contract is awarded, the contractor will certify to the contracting officer that all supplies, services, and construction he will purchase for the contract have been proposed to the government value added tax exclusive and further that the contract price includes no value added tax whatsoever. He will indicate to the contracting officer the total amount of value added tax excluded from the contract price. The contractor will purchase supplies, services, and construction for use on the contract value added tax inclusive. Sample certificate format to be submitted by the concessionaire is provided in Exhibit H to this contract. He will be required to obtain refunds for these value added tax amounts from his ROK District Tax Office. These refunds will be accomplished by a contractor submission to his governing ROK District Tax Office of the tax invoices obtained from purchases of supplies, services, and construction for the USFK contract. The first purchase tax invoice submission will be accompanied by a copy of the USFK contract. Subsequent purchase tax invoice submissions will be accompanied by a letter reference to the USFK contract previously submitted. The contractor's ROK District Tax Office will refund to the contractor the full amount of value added tax paid by the contractor in the purchase price of the supplies, services, and construction.

         b. Special Excise Taxed Items: This clause is in implementation of
Article XVI of the Status of Forces Agreement between the Republic of Korea and the United States granting contractors exemption from Republic of Korea Special Excise Taxes. At the time this contract is awarded the contractor will indicate to the contracting officer which items he will purchase for the contract are subject to special excise tax. He will indicate the name of the item, the number of units to be purchased, the cost per unit w/o tax, the percentage of tax, the tax amount per unit, the total tax, and the manufacturer of the item. The contracting officer will verify the reasonableness of the quantities claimed. Sample certificate format to be submitted by the concessionaire is provided in Exhibit H to this contract. The contractor will purchase the special excise taxed items from the item manufacturer tax inclusive. For construction and single delivery type supply and service contracts he will employ the following procedure: At the time he purchases the items he will present the manufacturer with a notification letter requesting refund of the special excise tax. (Copies of this letter can be obtained from the KOSA contracting officer). The manufacturer will make subsequent refund to the contractor. Requests for refund under requirements type contracts will be submitted monthly and will be accompanied by copies of the USFK delivery orders issued during the monthly period.


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                                                Negotiated Contract 01-001-05-02

                                    EXHIBIT H
                         CERTIFICATE FOR TAX EXEMPTION



TO: AAFES
    Contracting Office,
    Korea APO AP
    96205-0003

TAX INFORMATION (JULY 1977)

A. References:

         1. Special Provisions Clause entitled "Taxes (Feb 1989)".
         2. US/ROK Status of Forces Agreement (SOFA) Articles IX and XVI.
         3. ROK Custom Tax Law #32, dated 30 December 1972, or any superseding law.
         4. ROK Value Added Tax Law, dated 8 December 1976 (effective date 1 July 1977).
         5. ROK Special Excise Tax Law, dated 8 December 1976 (effective date 1 July 1977).

B. US Government Procurement Regulations require the Contracting Officer to obtain and make a part of the contract file specific taxes and the amounts thereof, normally applicable to the contract, from which the US Government is exempt under the provisions of applicable tax agreements.

C. In addition to the ROK Tax Laws cited above, the SOFA and its interpretations exempts US Government contractors from the following Korean taxes upon appropriate certification in advance by the US Armed Forces:

         1. Custom Tax.
         2. Value Added Tax (VAT).
         3. Special Excise Tax (SET).

D. Request an estimate be furnished for type and amount of taxes that would normally apply to the transaction but are exempt from this proposal.

    1. Custom Tax:

                               Cost/Unit
Type of Tax   Number of Units   W/O Tax    % of Tax   Tax/Unit     Tax Total
-----------   ---------------   -------    --------   --------     ---------

__________________________________________________Name of Item
This item will be imported specifically for this contract? Yes/No


                               Cost/Unit
Type of Tax   Number of Units   W/O Tax    % of Tax   Tax/Unit     Tax Total
-----------   ---------------   -------    --------   --------     ---------

__________________________________________________Name of Item
This item will be imported specifically for this contract? Yes/No


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                                                Negotiated Contract 01-001-05-02

                               Cost/Unit
Type of Tax   Number of Units   W/O Tax    % of Tax   Tax/Unit     Tax Total
-----------   ---------------   -------    --------   --------     ---------

__________________________________________________Name of Item
This item will be imported specifically for this contract? Yes/No


   2. Value Added Tax (VAT):

         Input VAT on materials purchased for this contract.             10%

         Input VAT on transportation leased/rented for this contract.    10%

         Input VAT on equipment leased/rented for this contract.         10%

         Input VAT on services purchased for this contract.              10%

         Output VAT on total contract amount.                            10%


   3. Special Excise Tax (SET):


      __________________________________________________  Name of Item


      Name of item manufacturer

      __________________________________________________  Name of Item


      Name of item manufacturer


      __________________________________________________  Name of Item


      Name of item manufacturer


E. Request an estimate be furnished for type and amount of any taxes that are not exempt from this transactions and are included in the proposed price:



                               Cost/Unit
Type of Tax   Number of Units   W/O Tax    % of Tax   Tax/Unit     Tax Total
-----------   ---------------   -------    --------   --------     ---------


                           Kunsan Telecommmunications                    Page 10
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                                                Negotiated Contract 01-001-05-02


F. I certify by this submission that all supplies and services to be purchased for this contract have been proposed Value Added Tax and Special Excise Tax Exclusive. I also certify that the prices on all items to be imported for this contract do not contain any customs tax.




                                                ________________________________
                                                 Signed          (Chop)


                           Kunsan Telecommmunications                    Page 11